                                          Independent Auditors' Consent
                                          ------------------------------

The Board of Trustees
Rochester Fund Municipals:

We consent to the use in this Registration Statement of Rochester Fund Municipals of our report dated January 18,
2002, included in the Statement of Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement, and "Independent Auditors" appearing in the Statement of Additional
Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado
April 29, 2002